SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[_] Preliminary Information Statement	[_] Confidential, For Use of the Commission only
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LONGHAI STEEL INC.
(Name of Registrant as Specified in Its Charter)

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SCHEDULE 14C INFORMATION STATEMENT
(Pursuant to Regulation 14C of the Securities Exchange Act
of 1934 as amended)

LONGHAI STEEL INC.
No. 1 Jingguang Road, Nieqiu County
Xingtai City, Hebei Province
People’s Republic of China 054000

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about May 25, 2012, to the holders of record (the “Shareholders”) of the outstanding common stock, $0.001 par value per share (the “Common Stock”) of Longhai Steel Inc., a Nevada corporation (the “Company”), as of the close of business on March 21, 2012 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This Information Statement relates to a written consent without a meeting, dated March 22, 2012, (the “Written Consent”) of Shareholders of the Company owning at least a majority of the outstanding shares of Common Stock of the Company as of the Record Date (the “Majority Shareholders”).

The Written Consent authorized (i) an amended and restated Articles of Incorporation (the “Restated Articles”) and (ii) an amended and restated Bylaws of the Company (“Restated Bylaws”). A copy of the Restated Articles is attached to this Information Statement as Appendix A, and a copy of the Restated Bylaws is attached hereto as Appendix B.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock, and is sufficient under Chapter 78 of the Nevada Revised Statutes to approve the Restated Articles and Restated Bylaws. Accordingly, the Restated Articles and Restated Bylaws are not presently being submitted to the Company’s other Shareholders for a vote. The action by Written Consent will become effective when the Company files the Restated Articles with the Nevada Secretary of State (the “Effective Date”). We expect the Effective Date to be on or about the twentieth day following the mailing of this information statement to our stockholders.

This is not a notice of a meeting of Shareholders and no Shareholders meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing Shareholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C. Except as otherwise indicated by the context, references in this information statement to “Company,” “we,” “us,” or “our” are references to Longhai Steel Inc.

By Order of the Board of Directors,

/s/ Chaojun Wang
Chaojun Wang
Chief Executive Officer

GENERAL INFORMATION

This Information Statement is being first mailed on or about May 25, 2012, to Shareholders of the Company by the board of directors (the “Board of Directors”) to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Shareholders.

Only one Information Statement is being delivered to two or more Shareholders who share an address unless we have received contrary instruction from one or more of such Shareholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF INCORPORATION AND BYLAWS.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

Under the Nevada Revised Statutes, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. Pursuant to the Nevada Revised Statutes, the approval of the Restated Articles and Restated Bylaws requires the affirmative vote or written consent of at least a majority of the issued and outstanding shares of Common Stock.

On the Record Date, the Company had 10,050,418 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On March 22, 2012, our Board of Directors unanimously adopted resolutions approving the Restated Articles and Restated Bylaws, and recommended that the Shareholders (i) approve the Restated Articles as set forth in Appendix A and (ii) approve the Restated Bylaws as set forth in Appendix B. In connection with the adoption of these resolutions, the Board of Directors elected to seek the written consent of the holders of at least a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

CONSENTING STOCKHOLDERS

On March 22, 2012, the following record holders of 10,050,418 shares of Common Stock consented in writing to the Restated Articles and Restated Bylaws.

	Number of Shares	Percentage of
Name and Address of Consenting Shareholder	Beneficially Owned	Total Shares

Chaojun Wang No. 1 Jingguang Road, Nieqiu County Xingtai City, Hebei Province, China 054000	5,100,330	50.7%
Xingfang Zhang Zheng No. 15, No. 33 North Xinhua Road Qiaodong District, Xingtai, Hebei Province, China 054200	2,900,825	28.9%
Total	8,001,155	79.6%

Accordingly, the Company has obtained all necessary corporate approvals in connection with the Restated Articles and Restated Bylaws. The Company is not seeking written consent from any other Shareholders, and the other Shareholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising Shareholders of the action taken by written consent and giving Shareholders notice of such actions taken as required by the Exchange Act.

The Company will, when permissible following the expiration of the 20 day period mandated by Rule 14c and in accordance with the provisions of the Nevada Revised Statutes, file the Restated Articles with the Nevada Secretary of State’s Office. The Restated Articles and Restated Bylaws will become effective upon such filing. We anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to Shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s capital stock by:

  each Shareholder known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding securities;

  each current director of the Company;

  each of the named executive officers of the Company during the Company’s last fiscal year; and

  all current directors and executive officers as a group.

Name and Address	Office, if Any	Number of Shares	Percent of
		Beneficially	Total Shares(2)
		Owned (1)
Chaojun Wang	Chairman and	5,100,330(3)	48.9%
No. 1 Jingguang Road, Nieqiu County	Chief Executive
Xingtai City, Hebei Province, China 054000	Officer
Heyin Lv	Chief Financial	30,000	0.29%
No. 1 Jingguang Road, Nieqiu County	Officer
Xingtai City, Hebei Province, China 054000
Steven J. Ross(4)	Executive Vice	290,000	2.8%
No. 1 Jingguang Road, Nieqiu County	President and
Xingtai City, Hebei Province, China 054000	Director
Dongmei Pan	Chief Technology	30,000	0.29%
No. 1 Jingguang Road, Nieqiu County	Officer
Xingtai City, Hebei Province, China 054000
Jeff Cooke(5)	Director	15,000	0.14%
No. 1 Jingguang Road, Nieqiu County
Xingtai City, Hebei Province, China 054000
Michael Grieves(6)	Director	20,000	0.19%
No. 1 Jingguang Road, Nieqiu County
Xingtai City, Hebei Province, China 054000
Joseph M. Howell, III(7)	Director	15,000	0.14%
No. 1 Jingguang Road, Nieqiu County
Xingtai City, Hebei Province, China 054000
Merry Success Limited(3)	--	5,100,330	48.9%
P.O. Box 957
Offshore Incorporation Centre, Road Town, Tortola
Xingfang Zhang(8)	--	2,900,825	27.8%
Zheng No.15, No.33 North Xinhua Road,
Qiaodong District, Xingtai, Hebei Province, China
All officers and directors as a group	--	8,401,155	80.5%

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of the Company’s stock.

(2)

A total of 10,430,418 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of May 2, 2012. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)

Merry Success Limited is owned and controlled by Jinhai Guo, but Chaojun Wang serves as Chief Executive Officer and Director of, and exercises dispositive control over the shares owned by Merry Success Limited.

(4)

Such shares of our Common Stock were granted to Mr. Ross pursuant to the Restricted Shares Grant Agreement dated as of April 19, 2012 between the Issuer and Mr. Ross (the "RSA"). Pursuant to the RSA, Mr. Ross’s Stock Option Agreement dated as of December 21, 2011 was cancelled.

(5)	Represents an option to purchase 15,000 shares of our Common Stock at an exercise price of $0.70 per share, which vested on January 11, 2012, pursuant to Mr. Cooke’s Stock Option Agreement.

(6)	Represents an option to purchase 20,000 shares of our Common Stock at an exercise price of $0.70 per share, which vested on January 11, 2012, pursuant to Dr. Grieves’s Stock Option Agreement.

(7)	Represents an option to purchase 15,000 shares of our Common Stock at an exercise price of $0.82 per share, which vested on May 4, 2012, pursuant to Mr. Howell’s Stock Option Agreement.

(8)	Xingfang Zhang is the nephew of Chaojun Wang, our Chief Executive Officer and beneficially controlling shareholder.

AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF INCORPORATION AND BYLAWS

On March 22, 2012, our Board of Directors approved, subject to receiving the approval of the holders of a majority of the Company’s outstanding capital stock, an amendment and restatement of our Articles of Incorporation and our Bylaws. The Majority Shareholders approved the amendment and restatement of our Articles of Incorporation and Bylaws pursuant to the Written Consent dated as of March 22, 2012.

Purpose of Amendment and Restatement of Articles and Bylaws

Generally, the purpose of the amendment and restatement of our Articles of Incorporation and Bylaws is to update and make the documents current, consolidate a prior amendment to the Articles, bring the Bylaws, originally drafted for our predecessor Georgia entity, in line with Nevada law, and, because we believe that the proposed amendments represent best practices, to improve the quality of our corporate governance. Material changes appearing in our Restated Articles and Restated Bylaws include:

Restated Articles:

  The Restated Articles incorporate an amendment, filed with the Secretary of State of the State of Nevada on June 30, 2010, which amended the name of the Company to Longhai Steel Inc. and effected a 125-for-1 reverse stock split;

  The Restated Articles specify that the purpose of the Company is to engage in any lawful act or activity permitted by Nevada law;

  The Restated Articles provide that the size of the Board of Directors will be determined by the Directors, and is no longer limited to between three (3) and fifteen (15) Directors; and

  The Restated Articles provide limited liability and indemnification of Directors and Officers to the maximum extent provided by Nevada law.

Restated Bylaws:

  The Restated Bylaws are governed by Nevada law;

  Whereas the annual stockholder meeting was required to occur within five (5) months of the end of the fiscal year under the original bylaws, the Restated Bylaws do not provide a default timeframe for the annual stockholder meeting;

  The Restated Bylaws permit the earliest date upon which the company may send notice of the annual meeting and the record date for determination of stockholders to be up to sixty (60) days prior to the annual meeting, an increase of ten (10) days from the original bylaws;

  The Restated Bylaws add a provision that a Director may be removed by a vote of the holders of two-thirds of the Company’s shares issued and outstanding;

  The Restated Bylaws provide that written notice to board members for special meetings is required 48 hours in advance, from 24 in the original bylaws;

  The Restated Bylaws added an “interested directors” provision, allowing for transactions, in certain cases, between the Company and a Director or Officer where such Director or Officer has a financial interest in the transaction;

  The Restated Bylaws permit the issuance of uncertificated shares of the Company’s stock; and

  The Restated Bylaws permit meetings by teleconference or other means where the Directors may not be in the physical presence of one another.

In recommending the proposed amendments to the Company’s Articles of Incorporation and Bylaws, the Board of Directors was in no way motivated to implement anti-takeover mechanisms and has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. Furthermore, the proposed amendments are not the result of the Company’s knowledge of any effort by any party to accumulate the Company’s securities or otherwise obtain control of the Company by means of a merger, tender offer, solicitation in opposition or otherwise.

Defensive Provisions of Nevada Law

Certain provisions of the Nevada Revised Statutes, or the NRS, summarized below, may be considered to have an anti-takeover effect and may delay, deter, or prevent a tender offer, proxy contest or other takeover attempt that stockholders might consider to be in their best interest, including such an attempt that might result in the payment of a premium over the market price of the stockholders’ shares.

The Company is subject to NRS Sections 78.411 through 78.444, inclusive, which are commonly referred to as Nevada’s “business combination law” or the BCL.

The BCL provides, among other things, for restrictions on business “combinations” (as broadly defined in the BCL) between a corporation and a person (individually or in association with others) who is deemed an “interested stockholder” because such person (i) has acquired ten percent or more of the voting power of the corporation’s shares or (ii) has certain affiliations or associations with the corporation and previously owned ten percent or more of such voting shares. Such business combinations are prohibited for a three-year period specified by the BCL unless certain prior approvals by the corporation’s board of directors have been obtained. After expiration of the three-year period, such business combinations are still prohibited unless certain prior approvals by the corporation’s board of directors or disinterested stockholders have been obtained or certain fair value requirements are met.

The Company has opted out of NRS Sections 78.378 through 78.3793, inclusive, which are commonly referred to as the “control share law”, or CSL. The CSL provides, among other things, that a person (individually or in association with others) who acquires a “controlling interest” (which, under the definition in the CSL, can be as small as 20% of the voting power in the election of directors) in a corporation will obtain voting rights in the “control shares” only to the extent such rights are conferred by a vote of the disinterested stockholders. In addition, in certain cases where the acquiring party has obtained such stockholder approval for voting rights, stockholders who voted against conferring such voting rights will be entitled to demand payment by the corporation of the fair value of their shares.

Defensive Provisions in Articles or Bylaws

The Restated Bylaws require an affirmative vote of at least two-thirds of the voting power of the issued and outstanding stock entitled to vote in order to remove a director, either for or without cause.

The aforementioned provisions may be considered to have an anti-takeover effect and may delay, defer or prevent a tender offer or other takeover attempt that a stockholder might consider to be in such stockholder’s best interest, including such an attempt as might result in the receipt of a premium over the market price for the shares of common stock held by such stockholder.

DISSENTER’S RIGHTS

Under Nevada law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to our proposed amendments to our Articles of Incorporation and Bylaws and the adoption of the Restated Articles and Restated Bylaws.

OTHER INFORMATION

For more detailed information about the Company and the business and operations of the Company see our periodic filings made with the SEC from time to time. Copies of these documents are available on the SEC’s EDGAR database at www.sec.gov and a copies of which may be obtained by writing our secretary at the address specified above.

Appendix A

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
LONGHAI STEEL INC.

See attached

Appendix B

AMENDED AND RESTATED BYLAWS
OF
LONGHAI STEEL INC.

See attached